Exhibit 99.1

Deciphera Pharmaceuticals, Inc. Announces First Quarter 2022 Financial Results

– First Quarter 2022 Revenue of $29.2 Million –

– Net Proceeds of $163.4 Million from Public Offering in April, Enabling the Company to Fund Operating and Capital Expenditures into 2025 –

– Pivotal Phase 3 MOTION Study of Vimseltinib in TGCT Patients Underway; Updated Phase 1/2 Results Expected in 2H 2022 –

– Preclinical Data for DCC-3116 in Combination with KRASG12C Inhibitors Presented at the AACR Annual Meeting Demonstrating Deeper and Longer Tumor Regressions in Mutant KRASG12C NSCLC Models In Vivo –

– Phase 1 Single Agent Dose Escalation Data for DCC-3116 Expected in 2H 2022 –

– New Development Candidate from Pan-RAF Research Program Expected in 2022 –

Waltham, MA – May 4, 2022 – Deciphera Pharmaceuticals, Inc. (NASDAQ:DCPH) today announced financial results for the first quarter ended March 31, 2022, and provided a corporate update.

“We have made significant progress on our 2022 goals so far this year, demonstrating our commercial success with QINLOCK®, strengthening our balance sheet, and rapidly advancing our potential best-in-class and first-in-class clinical-stage pipeline,” said Steve Hoerter, President and Chief Executive Officer of Deciphera Pharmaceuticals. “The strong commercial launch of QINLOCK in Germany underscores the long-term potential for this medicine to benefit patients with GIST around the world. The pivotal Phase 3 MOTION study of vimseltinib, which we are developing for the treatment of tenosynovial giant cell tumor, or TGCT, is now enrolling patients and we expect to present updated results from the Phase 1/2 study in patients with TGCT in the second half of this year.”

Mr. Hoerter continued, “We are very excited about our potential first-in-class autophagy pathway inhibitor, DCC-3116. At this year’s AACR Annual Meeting, we presented encouraging preclinical data for DCC-3116 in combination with KRASG12C inhibitors highlighting the broad potential of this product candidate to benefit patients. We expect to present initial data from the single agent dose escalation portion of the Phase 1 study later this year.”

First Quarter 2022 Highlights and Upcoming Milestones

QINLOCK® (ripretinib)

•	Recorded $28.8 million in QINLOCK net product revenue in the first quarter of 2022, including $23.4 million in U.S. net product revenue and $5.4 million in international net product revenue.

•	Launched in Germany and received authorization for the post-approval paid access program in France.

•	Received a favorable ASMR III rating for QINLOCK from the Transparency Commission of the French National Authority for Health.

Vimseltinib

•

Continued enrollment and site activation in the pivotal Phase 3 MOTION study of vimseltinib for the treatment of TGCT. MOTION is a two-part, randomized, double-blind, placebo-controlled study of vimseltinib to assess the efficacy and safety in patients with TGCT who are not amenable to surgery. The primary endpoint of the study is objective response rate at week 25 as measured by RECIST v1.1 by blinded independent central review.

•	Expects to present updated results from the ongoing Phase 1/2 study in TGCT patients in the second half of 2022.

DCC-3116

•	Presented preclinical data at the American Association for Cancer Research (AACR) Annual Meeting 2022.

•

The results showed that treatment of mutant KRASG12C NSCLC cell lines with KRASG12C inhibitors sotorasib and adagrasib induced autophagy via activation of ULK1/2 kinases as measured by an increase in ULK-mediated phosphorylation of the key ULK autophagy substrate ATG13 and resulting increase in autophagic flux.

•	DCC-3116 in combination with KRASG12C inhibitors translated to deeper and longer tumor regressions in mutant KRASG12C NSCLC models in vivo than with KRASG12C inhibitors alone.

•

Expects to present data in the second half of 2022 from the single agent dose escalation portion of the Phase 1 study of DCC-3116 in patients with advanced or metastatic tumors with a mutant RAS or RAF gene.

•	Expects to initiate three Phase 1b study combination dose escalation cohorts in the second half of 2022:

•	In combination with trametinib, an FDA-approved MEK inhibitor, in patients with advanced or metastatic solid tumors with RAS, NF1 or RAF mutations.

•	In combination with binimetinib, an FDA-approved MEK inhibitor, in patients with advanced or metastatic solid tumors with RAS, NF1 or RAF mutations, subject to feedback from regulatory authorities.

•	In combination with sotorasib, an FDA- approved KRASG12C inhibitor, in patients with advanced or metastatic solid tumors with KRASG12C mutations, subject to feedback from regulatory authorities.

•

Expects to present additional preclinical data for DCC-3116 in the second half of 2022 and continue to explore preclinical combinations with multiple additional anti-cancer agents with diverse mechanisms of action.

Proprietary Drug Discovery Platform

•	Expects to nominate a development candidate in 2022 from the pan-RAF inhibitor research program discovered using the Company’s novel switch-control inhibitor platform.

Corporate Updates

•

Announced the closing in April 2022 of an underwritten public offering of 7,501,239 shares of the Company’s common stock at a public offering price of $10.00 per share and, in lieu of common stock to certain investors, the Company issued pre-funded warrants to purchase 9,748,761 shares of its common stock at a purchase price of $9.99 per pre-funded warrant, which equals the public offering price per share of the common stock less the $0.01 exercise price per share of each pre-funded warrant. The shares of common stock sold include 2,250,000 shares pursuant to the option granted by the Company to the underwriters, which option was exercised in full. This offering resulted in net proceeds of $163.4 million after deducting underwriting discounts and commissions and other offering expenses.

First Quarter 2022 Financial Results

•

Revenue: Total revenue for the first quarter was $29.2 million, which includes $28.8 million of net product revenue of QINLOCK and $0.4 million of collaboration revenue compared to $25.2 million of total revenue, including $20.0 million of net product revenue of QINLOCK and $5.2 million of collaboration revenue, for the same period in 2021.

•

Cost of Sales: Cost of sales were $0.4 million in the first quarter ended March 31, 2022 compared to $0.2 million in the same period in 2021. Cost of sales for newly launched products will not include the full cost of manufacturing until the initial pre-launch inventory is depleted, and additional inventory is manufactured and sold. Deciphera does not expect the cost of sales as a percentage of net sales of QINLOCK to increase significantly after the Company has sold all zero cost inventories and commenced the sales of inventories that will reflect the full cost of manufacturing. The Company expects to continue to sell zero cost inventories of QINLOCK in the U.S. during 2022.

•

R&D Expenses: Research and development expenses for the first quarter of 2022 were $47.4 million, compared to $55.7 million for the same period in 2021. The decrease was primarily due to lower clinical trial costs related to QINLOCK, including INTRIGUE, our Phase 3 study for the treatment of second-line GIST for which top-line results were announced in November 2021, and the discontinuation of our rebastinib program following the corporate restructuring implemented in the fourth quarter of 2021, partially offset by an increase in clinical trial costs related to our Phase 1 study of DCC-3116, preclinical costs, and personnel costs. Non-cash, stock-based compensation was $6.3 million and $5.0 million for the first quarters of 2022 and 2021, respectively.

•

SG&A Expenses: Selling, general, and administrative expenses for the first quarter of 2022 were $28.3 million, compared to $30.7 million for the same period in 2021. The decrease was primarily due to a decrease in professional and consultant fees. Non-cash, stock-based compensation was $8.0 million and $6.2 million for the first quarters of 2022 and 2021, respectively.

•	Net Loss: For the first quarter of 2022, Deciphera reported a net loss of $46.9 million, or $0.80 per share, compared with a net loss of $61.3 million, or $1.06 per share, for the same period in 2021.

•

Cash Position: As of March 31, 2022, cash, cash equivalents, and marketable securities were $275.4 million, compared to $327.6 million as of December 31, 2021. In April 2022, the Company completed an underwritten public offering that resulted in aggregate net proceeds of $163.4 million. Based on its current operating plans, Deciphera expects its current cash, cash equivalents, and marketable securities together with anticipated product, royalty, and supply revenues, but excluding any potential future milestone payments under its collaboration or license agreements, will enable the Company to fund its operating and capital expenditures into 2025.

Conference Call and Webcast

Deciphera will host a conference call and webcast to discuss this announcement today, May 4, 2022 at 8:00 AM ET. The conference call may be accessed by dialing (877) 270-2148 (domestic) or (412) 902-6510 (international). A webcast of the conference call will be available in the “Events and Presentations” page in the “Investors” section of the Company’s website at https://investors.deciphera.com/events-presentations. The archived webcast will be available on the Company’s website approximately two hours after the conference call and will be available for 30 days following the call.

About Deciphera Pharmaceuticals

Deciphera is a biopharmaceutical company focused on discovering, developing, and commercializing important new medicines to improve the lives of people with cancer. We are leveraging our proprietary switch-control kinase inhibitor platform and deep expertise in kinase biology to develop a broad portfolio of innovative medicines. In addition to advancing multiple product candidates from our platform in clinical studies, QINLOCK® is Deciphera’s switch control inhibitor for the treatment of fourth-line GIST. QINLOCK is approved in Australia, Canada, China, the European Union, Hong Kong, Switzerland, Taiwan, the United Kingdom, and the United States. For more information, visit www.deciphera.com and follow us on LinkedIn and Twitter (@Deciphera).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, our expectations and timing regarding the long-term potential of QINLOCK to benefit GIST patients globally, vimseltinib for the pivotal Phase 3 MOTION study in TGCT patients, the potential for our clinical stage pipeline assets to be first-in-class and/or best-in-class treatments, presenting updated vimseltinib data from our Phase 1/2 study in TGCT patients, initial data from the single agent dose escalation phase of the Phase 1 study of DCC-3116, plans to initiate three combination dose escalations in the Phase 1 study of DCC-3116, subject to feedback from regulatory authorities, plans to present additional pre-clinical data for DCC-3116, exploration of additional preclinical combinations of DCC-3116, the potential for DCC-3116 to be a first-in-class agent with broad potential applicability, nominating a development candidate for our pan-RAF research program, and cash guidance. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to our ability to provide access to QINLOCK in European countries other than Germany and France through other channels, the severity and duration of the impact of COVID-19 on our business and operations, our ability to successfully demonstrate the efficacy and safety of our drug or drug candidates, the preclinical or clinical results for our product candidates, which may not support further development of such product candidates, comments, feedback and actions of regulatory agencies, our ability to commercialize QINLOCK and execute on our marketing plans for any drugs or indications that may be approved in the future, the inherent uncertainty in estimates of patient populations, competition from other products, our ability to obtain and maintain reimbursement for any approved product and the extent to which patient assistance programs are utilized and other risks identified in our Securities and Exchange Commission (SEC) filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 , and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-

looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Deciphera, the Deciphera logo, QINLOCK, and the QINLOCK logo are registered trademarks of Deciphera Pharmaceuticals, LLC.

Deciphera Pharmaceuticals, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$95,332	$87,063
Short-term marketable securities	161,221	198,571
Accounts receivable, net	23,151	20,595
Inventory	19,627	14,125
Prepaid expenses and other current assets	20,504	18,660

Total current assets	319,835	339,014
Long-term marketable securities	18,853	41,950
Long-term investments - restricted	3,109	3,110
Property and equipment, net	7,821	8,610
Operating lease assets	35,846	36,800

Total assets	$385,464	$429,484

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,801	$13,130
Accrued expenses and other current liabilities	65,938	80,773
Operating lease liabilities	2,931	2,870

Total current liabilities	86,670	96,773
Operating lease liabilities, net of current portion	27,229	27,991

Total liabilities	113,899	124,764

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share; 125,000,000 shares authorized; 58,697,263 shares and 58,549,644 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	586	585
Additional paid-in capital	1,372,866	1,358,516
Accumulated other comprehensive income (loss)	(563)	51
Accumulated deficit	(1,101,324)	(1,054,432)

Total stockholders’ equity	271,565	304,720

Total liabilities and stockholders’ equity	$385,464	$429,484

Deciphera Pharmaceuticals, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues:
Product revenues, net	$28,809	$19,962
Collaboration revenues	414	5,194

Total revenues	29,223	25,156

Cost and operating expenses:
Cost of sales	382	222
Research and development	47,412	55,681
Selling, general, and administrative	28,321	30,747

Total cost and operating expenses	76,115	86,650

Loss from operations	(46,892)))	(61,494)

Other income (expense):
Interest and other income, net	—	196

Total other income (expense), net	—	196

Net loss	$(46,892)	$(61,298)

Net loss per share—basic and diluted	$(0.80)	$(1.06)

Weighted average common shares outstanding—basic and diluted	58,616,458	57,747,168

Contacts:

Investor Relations:

Maghan Meyers

Argot Partners

Deciphera@argotpartners.com

212-600-1902

Media:

David Rosen

Argot Partners

David.Rosen@argotpartners.com

212-600-1902